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                               EXHIBIT 10.11.2


                               AMENDMENT NO. 3
                   TO THE 1994 INCENTIVE AND NON-QUALIFIED
                              STOCK OPTION PLAN
                                     OF
                        AUSTINS STEAKS & SALOON, INC.


     The 1994 Incentive and Non-Qualified Stock Option Plan (the "Plan") of Austins Steaks & Saloon, Inc. (the "Company") adopted as of August 1, 1994 and amended as of October 31, 1994 and August 1, 1995 is hereby amended effective August 1, 1997 as follows:

     4. STOCK RESERVED FOR THE PLAN

     The first sentence of Paragraph Four of the Plan is hereby amended in its entirety to read as follows:

     "Subject to adjustment as provided in Section 7 hereof, a total of Two Hundred Twenty-Five Thousand (225,000) shares of common stock, $0.01 par value ("Stock") of the Company shall be subject to the Plan."

     5. TERMS AND CONDITIONS OF OPTIONS

     The first sentence of Paragraph Five (a) designated OPTION PRICE of the Plan is hereby amended as follows:

     "(A) OPTION PRICE. The purchase price of each share of stock purchasable under an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of such share of Stock on the date the Option is granted in the case of an Inventive Option and not less than 50% of the fair market value of such share of Stock on the date the Option is granted in the case of a Non-Incentive Option; PROVIDED, HOWEVER, that with respect to an Incentive Option, in the case of an Optionee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, then the purchase price per share of stock shall be at least 110% of the Fair Market Value (as defined below) per share of Stock at the time of grant."

     This Amendment No. 3 to the Plan is effective for all purposes upon being approved by the affirmative vote of the holders of a majority of the Common Stock of the Company present, or represented, or entitled to vote at the 1998 Annual Meeting of Stockholders of the Company or at any adjournment thereof.


                                                AUSTINS STEAKS & SALOON, INC.


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